                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens:
000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------
                                      GIVE THE SOCIAL
                                          SECURITY
    FOR THIS TYPE OF ACCOUNT             NUMBER OF
----------------------------------------------------------
 1.  An individual's account      The individual
 2.  Two or more individuals      The actual owner of the
     (joint account)              account or, if combined
                                  funds, the first
                                  individual on the
                                  account(1)
 3.  Husband and wife (joint      The actual owner of the
     account)                     account or, if joint
                                  funds, either person(1)
 4.  Custodian account of a       The minor(2)
     minor (Uniform Gift to
     Minors Act)
 5.  Adult and minor (joint       The adult, or if the
     account)                     minor is the only
                                  contributor, the
                                  minor(1)
 6.  Account in the name of       The ward, minor, or
     guardian or committee for a  incompetent person(1)
     designated ward, minor, or
     incompetent person
 7.  a. The usual revocable       The grantor-trustee(1)
        savings trust account
        (grantor is also
        trustee)
     b. So-called trust account   The actual owner(1)
        that is not a legal or
        valid trust under State
        law
 8.  Sole proprietorship account  The owner(3)

----------------------------------------------------------
                                     GIVE THE EMPLOYER
                                       IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT             NUMBER OF
----------------------------------------------------------
 9.  A valid estate or pension    The legal entity (Do not
     trust                        furnish the identifying
                                  number of the personal
                                  representative or
                                  trustee unless the legal
                                  entity itself is not
                                  designated in the
                                  account title.)(4)
10.  Corporate account            The corporation
11.  Religious, charitable or     The organization
     educational organization
     account
12.  Partnership account held in  The partnership
     the name of the partnership
13.  Association, club, or other  The organization
     tax-exempt organization
14.  A broker or registered       The broker or nominee
     nominee
15.  Account with the Department  The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local
     government, school district
     or prison) that receives
     agricultural program
     payments

---------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501 (a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584 (a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049 (b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE -- Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.